Exhibit 99.1

Allison Transmission Announces Record Fourth Quarter and Full Year 2024 Results

*	Record fourth quarter net sales of $796 million, leading to all-time high full year net sales of $3.2 billion

*	Record full year diluted EPS of $8.31, up 12% year over year

INDIANAPOLIS, February 11, 2025 – Allison Transmission Holdings Inc. (NYSE: ALSN) today reported all-time high full year net sales of $3.2 billion, increasing 6 percent from 2023. Diluted EPS for the year increased 12 percent year over year to a record $8.31.

David S. Graziosi, Chair and Chief Executive Officer of Allison Transmission commented, “Closing out the year, unprecedented demand for Class 8 vocational vehicles persisted in the fourth quarter of 2024, leading to record full year net sales of $1.8 billion in our North America On-Highway end market. Driven by the realization of our growth initiatives, we achieved decade-high full year net sales in our Defense end market and all-time high full year net sales in our Outside North America On-Highway end market.”

Graziosi continued, “In addition to notable top-line performance across multiple end markets, Allison’s full year earnings per share increased 12 percent from 2023 to a company record diluted EPS of $8.31. In 2024, we returned cash to shareholders by increasing our quarterly dividend for the fifth consecutive year while repurchasing over $250 million of our common stock, representing over 3 percent of outstanding shares, and paying down $101 million of existing term loan debt. At the midpoint, we are guiding to another record revenue year for 2025 driven by price increases on certain products, increased demand for Tracked vehicle applications and robust North America vocational demand.”

Full Year and Fourth Quarter Financial Highlights

Net sales for the year were $3,225 million. Year over year results were led by:

•

A $223 million increase in net sales in the North America On-Highway end market principally driven by strength in demand for Class 8 vocational and medium-duty trucks and price increases on certain products

•	A 28 percent increase in net sales in the Defense end market principally driven by increased demand for Tracked vehicle applications

•

A $16 million increase in net sales in the Outside North America On-Highway end market principally driven by higher demand in Asia and price increases on certain products, partially offset by lower demand in Europe

Net income for the year was $731 million. Diluted EPS for the year was $8.31. Adjusted EBITDA, a non-GAAP financial measure, for the year was $1,165 million. Net cash provided by operating activities for the year was $801 million. Adjusted free cash flow, a non-GAAP financial measure, for the year was $658 million.

Net sales for the quarter were $796 million. Year over year results were led by:

•	A 10 percent increase in net sales in the North America On-Highway end market principally driven by strength in demand for Class 8 vocational vehicles and price increases on certain products

•	A 5 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by price increases on certain products

•	An 8 percent increase in net sales in the Defense end market principally driven by increased demand for Tracked vehicle applications

Net income for the quarter was $175 million. Diluted EPS for the quarter was $2.01. Adjusted EBITDA for the quarter was $270 million. Net cash provided by operating activities for the quarter was $211 million. Adjusted free cash flow for the quarter was $136 million.

Full Year and Fourth Quarter Net Sales by End Market

End Market	2024 Net Sales ($M)	Year over Year Variance ($M)	Q4 2024 Net Sales ($M)	Year over Year Variance ($M)
North America On-Highway	$1,752	$223	$419	$39
North America Off-Highway	$8	($55)	$2	($3)
Defense	$212	$46	$68	$5
Outside North America On-Highway	$493	$16	$124	($4)
Outside North America Off-Highway	$97	($7)	$14	($24)
Service Parts, Support Equipment & Other	$663	($33)	$169	$8
Total Net Sales	$3,225	$190	$796	$21

Fourth Quarter Financial Results

Gross profit for the quarter was $373 million, an increase of $2 million from $371 million for the same period in 2023. The increase in gross profit was principally driven by price increases on certain products, partially offset by higher manufacturing expense.

Selling, general and administrative expenses for the quarter were $84 million, a decrease of $8 million from $92 million for the same period in 2023. The decrease was principally driven by lower intangible amortization expense.

Engineering – research and development expenses for the quarter were $54 million, flat from the same period in 2023.

Net income for the quarter was $175 million, an increase of $5 million from $170 million for the same period in 2023. The increase was principally driven by lower selling, general and administrative expenses, lower interest expense, net and higher gross profit, partially offset by unfavorable foreign exchange.

Net cash provided by operating activities was $211 million, a decrease of $27 million from $238 million for the same period in 2023. The decrease was principally driven by higher operating working capital funding requirements and higher cash income taxes.

Fourth Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $270 million, a decrease of $7 million from $277 million for the same period in 2023.

Adjusted free cash flow for the quarter was $136 million, a decrease of $50 million from $186 million for the same period in 2023. The decrease was driven by lower net cash provided by operating activities and higher capital expenditures.

Full Year 2025 Guidance

Allison expects 2025 net sales in the range of $3,200 to $3,300 million, net income in the range of $735 to $785 million, adjusted EBITDA in the range of $1,170 to $1,230 million, net cash provided by operating activities in the range of $800 to $860 million, capital expenditures in the range of $165 to $175 million, and adjusted free cash flow in the range of $635 to $685 million.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. EST on Tuesday, February 11, 2025 to discuss its fourth quarter 2024 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EST on February 11 until 11:59 p.m. EST on February 25. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13751140.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway vehicles (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining, construction and agriculture) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

ir@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net sales	$796	$775	$3,225	$3,035
Cost of sales	423	404	1,696	1,565

Gross profit	373	371	1,529	1,470
Selling, general and administrative	84	92	337	357
Engineering - research and development	54	54	200	194

Operating income	235	225	992	919
Interest expense, net	(21)	(24)	(89)	(107)
Other (expense) income, net	(4)	5	(6)	15

Income before income taxes	210	206	897	827
Income tax expense	(35)	(36)	(166)	(154)

Net income	$175	$170	$731	$673

Basic earnings per share attributable to common stockholders	$2.03	$1.91	$8.40	$7.48

Diluted earnings per share attributable to common stockholders	$2.01	$1.91	$8.31	$7.40

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	December 31,	December 31,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$781	$555
Accounts receivable, net	360	356
Inventories	315	276
Other current assets	82	63

Total Current Assets	1,538	1,250
Property, plant and equipment, net	803	774
Intangible assets, net	822	833
Goodwill	2,075	2,076
Other non-current assets	98	92

TOTAL ASSETS	$5,336	$5,025

LIABILITIES
Current Liabilities
Accounts payable	$212	$210
Product warranty liability	31	32
Current portion of long-term debt	5	6
Deferred revenue	41	41
Other current liabilities	217	212

Total Current Liabilities	506	501
Product warranty liability	36	27
Deferred revenue	95	89
Long-term debt	2,395	2,497
Deferred income taxes	501	519
Other non-current liabilities	152	159

TOTAL LIABILITIES	3,685	3,792
TOTAL STOCKHOLDERS’ EQUITY	1,651	1,233

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,336	$5,025

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$211	$238	$801	$784
Net cash used for investing activities (a)	(77)	(58)	(147)	(129)
Net cash used for financing activities	(140)	(127)	(427)	(332)
Effect of exchange rate changes on cash	(1)	1	(1)	—

Net (decrease) increase in cash and cash equivalents	(7)	54	226	323
Cash and cash equivalents at beginning of period	788	501	555	232

Cash and cash equivalents at end of period	$781	$555	$781	$555

Supplemental disclosures:
Income taxes paid	$(40)	$(30)	$(190)	$(194)
Interest paid	$(33)	$(36)	$(124)	$(131)
Interest received from interest rate swaps	$2	$4	$12	$12

(a) Additions of long-lived assets	$(75)	$(52)	$(143)	$(125)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Years ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (GAAP)	$175	$170	$731	$673
plus:
Income tax expense	35	36	166	154
Depreciation of property, plant and equipment	29	28	111	109
Interest expense, net	21	24	89	107
Amortization of intangible assets	2	12	10	45
Stock-based compensation expense (a)	6	5	26	22
UAW Local 933 contract signing incentives (b)	—	—	14	—
Unrealized loss on marketable securities (c)	1	2	9	1
Pension plan settlement loss (d)	—	—	4	—
Technology-related investments loss (gain) (e)	1	—	2	(3)
Other (f)	—	—	3	—

Adjusted EBITDA (Non-GAAP)	$270	$277	$1,165	$1,108

Net sales (GAAP)	$796	$775	$3,225	$3,035
Net income as a percent of Net sales (GAAP)	22.0%	21.9%	22.7%	22.2%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	33.9%	35.7%	36.1%	36.5%
Net cash provided by operating activities (GAAP)	$211	$238	$801	$784
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	(75)	(52)	(143)	(125)

Adjusted free cash flow (Non-GAAP)	$136	$186	$658	$659

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development) to eligible employees as a result of International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(c)	Represents losses (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)

Represents a non-cash settlement charge (recorded in Other (expense) income, net) for a pro rata portion of previously unrecognized pension plan actuarial net losses associated with the pension risk transfer of a portion of our salaried defined benefit pension plan obligations to a third-party insurance company.

(e)	Represents losses (gains) (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(f)	Represents other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019 as amended.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2025
	Low	High
Net income (GAAP)	$735	$785
plus:
Income tax expense	185	195
Depreciation of property, plant and equipment	123	123
Interest expense, net	91	91
Amortization of intangible assets	7	7
Stock-based compensation expense (a)	29	29

Adjusted EBITDA (Non-GAAP)	$1,170	$1,230

Net cash provided by operating activities (GAAP)	$800	$860
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	$(165)	$(175)

Adjusted free cash flow (Non-GAAP)	$635	$685

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).